UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2012

Nationstar Mortgage Holdings Inc. (Exact name of registrant as specified in its charter) Delaware (State or other jurisdiction of incorporation or organization)	Nationstar Mortgage LLC (Exact name of registrant as specified in its charter) Delaware (State or other jurisdiction of incorporation or organization)
001-35449 (Commission File Number)	333-171370 (Commission File Number)
45-2156869 (I.R.S. Employer Identification No.)	75-2921540 (I.R.S. Employer Identification No.)
350 Highland Drive Lewisville, Texas 75067 (469) 549-2000 (Address, including zip code, and telephone number, including area code, of principal executive offices)	350 Highland Drive Lewisville, Texas 75067 (469) 549-2000 (Address, including zip code, and telephone number, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On June 28, 2012, Nationstar Mortgage LLC, a Delaware limited liability company (“Nationstar”) entered into an amended and restated asset purchase agreement (the “Amended and Restated Purchase Agreement”) with Residential Capital, LLC, Residential Funding Company, LLC, GMAC Mortgage, LLC, Executive Trustee Services, LLC, ETS of Washington, Inc., EPRE LLC, GMACM Borrower LLC and RFC Borrower LLC (collectively, the “Sellers”) in connection with proceedings before the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Case”). The Amended and Restated Purchase Agreement amends the previously announced asset purchase agreement that Nationstar and the Sellers entered into on March 13, 2012 to, among other things, (i) increase the aggregate purchase price by $125 million (or, if the mortgage servicing rights related to the loans guaranteed by Ginnie Mae and the related servicing advances are sold to another bidder, by $85 million), (ii) reduce, from $72 million to $24 million, the cash break-up fee that Sellers are required to pay to Nationstar under certain circumstances and eliminate Nationstar’s right to be reimbursed for up to $10 million of its expenses under certain circumstances, (iii) extend certain deadlines related to the Bankruptcy Case, past which Nationstar would be entitled to terminate the Amended and Restated Purchase Agreement and (iv) subject to certain conditions, permit Sellers to terminate the Amended and Restated Purchase Agreement in the event Sellers’ respective boards of directors determine in good faith that a failure to do so would constitute a breach of their fiduciary duties, provided they pay Nationstar the $24 million break-up fee.

In connection with its entry into the Amended and Restated Purchase Agreement, Nationstar amended and restated certain of its previously announced co-investment agreements (the “Amended and Restated Current Co-Investment Agreements”) with Newcastle Investment Corp. (“Newcastle”) to reflect the Amended and Restated Purchase Agreement. In particular, under the Amended and Restated Current Co-Investment Agreements (i) Newcastle will pay a portion of the $125 million increase in the aggregate purchase price, subject to a $450 million overall cap on Newcastle’s co-investment commitment, and (ii) the amount of the break-up fee, if any, to which Newcastle would be entitled has been reduced to reflect the reduction in the break-up fee payable by Sellers. Nationstar is an affiliate of the manager of Newcastle.

The foregoing summaries of the Amended and Restated Purchase Agreement and the Amended and Restated Current Co-Investment Agreements are qualified in their entirety by reference to the Amended and Restated Purchase Agreement and the Amended and Restated Current Co-Investment Agreements, which are filed herewith as Exhibit 2.1 and Exhibits 10.1 through 10.4, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Amended and Restated Asset Purchase Agreement, dated as of June 28, 2012, between Nationstar Mortgage LLC and Residential Capital, LLC, Residential Funding Company, LLC, GMAC Mortgage, LLC, Executive Trustee Services, LLC, ETS of Washington, Inc., EPRE LLC, GMACM Borrower LLC and RFC Borrower LLC
10.1	Amended and Restated Current Excess Servicing Spread Acquisition Agreement for FNMA Mortgage Loans, dated as of June 28, 2012, between Nationstar Mortgage LLC and NIC MSR V LLC
10.2	Amended and Restated Current Excess Servicing Spread Acquisition Agreement for FHLMC Mortgage Loans, dated as of June 28, 2012, between Nationstar Mortgage LLC and NIC MSR IV LLC
10.3	Amended and Restated Current Excess Servicing Spread Acquisition Agreement for Non-Agency Mortgage Loans, dated as of June 28, 2012, between Nationstar Mortgage LLC and NIC MSR VI LLC
10.4	Amended and Restated Current Excess Servicing Spread Acquisition Agreement for GNMA Mortgage Loans, dated as of June 28, 2012, between Nationstar Mortgage LLC and NIC MSR VII LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Nationstar Mortgage Holdings Inc.

Date: July 5, 2012	By:	/s/ Anthony W. Villani
Anthony W. Villani
Executive Vice President and General Counsel

Nationstar Mortgage LLC

Date: July 5, 2012	By:	/s/ Anthony W. Villani
Anthony W. Villani
Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Amended and Restated Asset Purchase Agreement, dated as of June 28, 2012, between Nationstar Mortgage LLC and Residential Capital, LLC, Residential Funding Company, LLC, GMAC Mortgage, LLC, Executive Trustee Services, LLC, ETS of Washington, Inc., EPRE LLC, GMACM Borrower LLC and RFC Borrower LLC
10.1	Amended and Restated Current Excess Servicing Spread Acquisition Agreement for FNMA Mortgage Loans, dated as of June 28, 2012, between Nationstar Mortgage LLC and NIC MSR V LLC
10.2	Amended and Restated Current Excess Servicing Spread Acquisition Agreement for FHLMC Mortgage Loans, dated as of June 28, 2012, between Nationstar Mortgage LLC and NIC MSR IV LLC
10.3	Amended and Restated Current Excess Servicing Spread Acquisition Agreement for Non-Agency Mortgage Loans, dated as of June 28, 2012, between Nationstar Mortgage LLC and NIC MSR VI LLC
10.4	Amended and Restated Current Excess Servicing Spread Acquisition Agreement for GNMA Mortgage Loans, dated as of June 28, 2012, between Nationstar Mortgage LLC and NIC MSR VII LLC